EXHIBIT 99.1

Intelligent Systems Reports Fourth Quarter & Fiscal Year 2019 Results

NORCROSS, Ga., Feb. 11, 2020 (GLOBE NEWSWIRE) -- Intelligent Systems Corporation [NYSE American: INS], the leading provider of innovative credit technology solutions and processing services to the financial technology and services market, announced today its financial results for the quarter and year ended December 31, 2019.

“Our top-line growth was again better than anticipated as our unique offering resonated well with top-tier global companies seeking to partner with a flexible and nimble credit technology provider,” said Leland Strange, CEO of Intelligent Systems. “We achieved revenues of $10.3 million for the fourth quarter of 2019 and $34.3 million for the fiscal year of 2019, representing growth of 70% and 71%, respectively, over the prior year periods. I am pleased with the strong performance the team has achieved and more importantly the strong financial position Intelligent Systems is in as we head into fiscal year 2020. Our strong cash position is expected to continue to grow even though we continue to invest in the business to drive growth and deliver sustainable shareholder value.”

Mr. Strange continued, “As we look to fiscal year 2020, we do not anticipate the level of growth we have seen in 2019, in which we helped launch major new projects for high visibility customers. We will focus on solidifying our infrastructure and continuing to provide the best support possible, doing whatever it takes, and use this year as a building period pursuing the steps needed to ensure CoreCard exceeds current customer expectations as they grow their card portfolios. In order to achieve long-term sustainable growth, it is imperative we take the needed time this year to build a strong and stable foundation for the business. We expect our processing services business to continue to grow and set the stage for even more growth in 2021.”

Financial Highlights for the three and twelve months ended December 31, 2019

Total revenues of $10,303,000 and $34,303,000 for the three and twelve-month periods, respectively. Growth represented 70%, and 71% for the three and twelve-month periods, respectively, as compared to the same periods in 2018.

In the following table, revenue is disaggregated by type of revenue for the three months and twelve months ended December 31, 2019 and 2018:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands)	2019	2018	2019	2018
License	$2,000	$1,060	$5,725	$1,349
Professional services	5,998	2,992	19,203	11,041
Processing and maintenance	1,879	1,632	7,650	6,394
Third party	426	370	1,725	1,316
Total	$10,303	$6,054	$34,303	$20,100

Income from operations was $3,979,000 for the fourth quarter compared to income from operations of $2,268,000 in the comparable prior year quarter. Full year 2019 income from operations was $13,382,000 compared to $6,142,000 in the comparable prior year.

Net income was $3,697,000 for the fourth quarter compared to net income of $2,427,000 in the comparable prior year quarter. Full year 2019 net income was $10,969,000 compared to $6,244,000 in the comparable prior year.

Earnings per diluted share was $0.41 for the quarter ended December 31, 2019. Full year 2019 earnings per diluted share was $1.22 compared to $0.70 in the comparable prior year.

Investor Conference Call Today

The company is holding an investor conference call today, February 11, 2020, at 11 A.M. Eastern Standard Time. Interested investors are invited to attend the conference call by dialing (855) 766-6518 and entering conference ID 2061606. As part of the conference call Intelligent Systems will be conducting a question and answer session where participants are invited to email their questions to fax@intelsys.com prior to the call. A transcript of the call will be posted on the company’s website at www.intelsys.com as soon as available after the call.

The company will file its Form 10-K for the period ended December 31, 2019 with the Securities and Exchange Commission in early March. For additional information about reported results, investors will be able to access the Form 10-K on the company’s website at www.intelsys.com or on the SEC site, www.sec.gov.

About Intelligent Systems Corporation
For over thirty-five years, Intelligent Systems Corporation [NYSE American: INS] has identified, created, operated and grown technology companies. The company’s principal operations are CoreCard Software, Inc. (www.corecard.com) and its affiliate companies. CoreCard provides prepaid and credit card processing services using its proprietary software solutions that it also licenses to others. CoreCard has designed and developed a comprehensive suite of software solutions that corporations, financial institutions, retailers and processors use to manage credit and debit cards, prepaid cards, private label cards, fleet cards, loyalty programs, and accounts receivable and small loan transactions. CoreCard's flexible and proven processing platform is being utilized in many countries in addition to the United States including Australia, Canada, China, the United Arab Emirates, France, Italy, Mexico, New Zealand, Singapore, South Africa and the United Kingdom. Further information is available on the company’s website at www.intelsys.com or by calling the company at 770-381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems Corporation and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems Corporation and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements.  Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise, except as required by law. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are instability in the financial markets, delays in product development, undetected software errors, competitive pressures, changes in customers’ requirements or financial condition, market acceptance of products and services, the impact of new or changes in current laws, regulations or other industry standards, risks relating to unauthorized access to confidential information due to criminal conduct, attacks by hackers, employee or insider malfeasance and/or human error and declines in general economic and financial market conditions, particularly those that cause businesses to delay or cancel purchase decisions.

Intelligent Systems Corporation CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenue
Services	$8,303	$4,994	$28,578	$18,751
Products	2,000	1,060	5,725	1,349
Total net revenue	10,303	6,054	34,303	20,100
Cost of revenue
Services	3,314	2,416	11,759	8,388
Products	−	−	−	136
Total cost of revenue	3,314	2,416	11,759	8,524
Expenses
Marketing	27	15	151	255
General and administrative	1,101	469	3,495	1,826
Research and development	1,882	886	5,516	3,353
Income from operations	3,979	2,268	13,382	6,142
Other income (loss)	(115)	(22)	133	106
Income before Income taxes	3,864	2,246	13,515	6,248
Income taxes	167	(181)	2,546	4
Net income	$3,697	$2,427	$10,969	$6,244
Earnings per share attributable to Intelligent Systems Corporation:
Basic	$0.41	$0.28	$1.24	$0.71
Diluted	$0.41	$0.27	$1.22	$0.70
Basic weighted average common shares outstanding	8,913,655	8,817,988	8,873,071	8,796,321
Diluted weighted average common shares outstanding	9,014,032	8,984,804	8,967,901	8,948,518

Intelligent Systems Corporation CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share amounts)

As of	December 31, 2019	December 31, 2018
ASSETS	(unaudited)	(audited)
Current assets:
Cash	$26,415	$18,919
Marketable securities	‒	349
Accounts receivable, net	8,759	3,731
Notes and interest receivable, current portion	‒	581
Other current assets	905	1,202
Total current assets	36,079	24,782
Investments	3,081	760
Notes and interest receivable, net of current portion	1,795	1,745
Property and equipment, at cost less accumulated depreciation	2,177	1,513
Other long-term assets	1,108	504
Total assets	$44,240	$29,304

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$403	$272
Deferred revenue, current portion	689	781
Accrued payroll	2,503	1,145
Accrued expenses	153	71
Income tax payable	1,100	284
Other current liabilities	1,345	719
Total current liabilities	6,193	3,272
Noncurrent liabilities:
Deferred revenue, net of current portion	23	111
Long-term lease obligation	460	‒
Deferred tax liability	275	‒
Total noncurrent liabilities	758	111
Intelligent Systems Corporation stockholders’ equity:
Common stock, $0.01 par value, 20,000,000 shares authorized, 8,924,988 and 8,817,988 issued and outstanding at December 31, 2019 and December 31, 2018, respectively	89	88
Additional paid-in capital	15,450	15,050
Accumulated other comprehensive loss	(94)	(92)
Accumulated income	21,844	10,875
Total Intelligent Systems Corporation stockholders’ equity	37,289	25,921
Total liabilities and stockholders’ equity	$44,240	$29,304

For further information, call
Matt White, 770-564-5504 or
email to matt@intelsys.com